UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

Form 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2011

FIRST SOUTH BANCORP, INC.

(Exact name of Registrant as specified in its charter)

Virginia	0-22219	56-1999749
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification
of incorporation)		No.)

1311 Carolina Avenue, Washington, North Carolina	27889-2047
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (252) 946-4178

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A amends and supplements the Current Report on Form 8-K of First South Bancorp, Inc. (the “Company”), originally filed with the Securities and Exchange Commission on May 27, 2011. The sole purpose of this amendment is to disclose the Company’s determination with respect to the frequency of future non-binding stockholder advisory votes on executive compensation, also known as “say-on-pay” votes. No other changes have been made to the initial Form 8-K.

Item 5.07                      Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of the Company was held on May 26, 2011. As previously disclosed, a majority of the votes cast were voted in favor of conducting say-on-pay votes once every three years. This result was consistent with the recommendation of the Company’s board of directors. In consideration of the stockholder vote, the board of directors has determined that the Company will hold a say-on-pay vote once every three years until the next vote on the frequency of say-on-pay votes is required (which will be no later than the 2017 annual meeting of stockholders) or until the board determines that a different frequency for say-on-pay votes is in the best interests of the Company and its stockholders. Accordingly, the Company plans to hold the next say-on-pay vote at the 2014 annual meeting of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SOUTH BANCORP, INC.

By:	/s/ William L. Wall
William L. Wall
Executive Vice President, Chief Financial Officer, and Secretary

Dated:    October 17, 2011